Exhibit 99.1

NEWS RELEASE

Contact:	Donald P. Hileman
President and CEO
(419) 782-5104
dhileman@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2017

SECOND QUARTER EARNINGS

•	Diluted earnings per share of $0.82 for 2017 second quarter, up from $0.80 in the 2016 second quarter
•	Net income of $8.3 million for 2017 second quarter, up from $7.3 million in the 2016 second quarter
•	Return on average assets of 1.15% for the 2017 second quarter compared to 1.22% in the 2016 second quarter
•	Net interest margin of 3.89% for the 2017 second quarter, up from 3.71% in the 2016 second quarter
•	Loan growth of $16.4 million during 2017 second quarter
•	Non-performing assets of $31.0 million for 2017 second quarter compared to $17.5 million for 2016 second quarter

DEFIANCE, OHIO (July 17, 2017) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for the second quarter ended June 30, 2017, totaled $8.3 million, or $0.82 per diluted common share compared to $7.3 million or $0.80 per diluted common share for the quarter ended June 30, 2016. The second quarter 2017 includes the results from the operations of Commercial Bancshares, Inc. and its banking subsidiary Commercial Savings Bank (collectively “CSB”) following their acquisition on February 24, 2017, and Corporate One Benefits Agency, Inc. (“Corporate One”) acquired April 1, 2017.

“Our second quarter financial results clearly reflect the expected operating performance enhancements from our recent acquisitions as compared to the second quarter last year revenues grew 24.3%, the net interest margin was 3.89% up from 3.71%, and the efficiency ratio improved to 59.0% from 61.5%” said Donald P. Hileman, President and Chief Executive Officer of First Defiance Financial Corp. “While higher charge-offs for credit losses partially offset these improvements in the second quarter, we expect the benefits from our mergers to continue elevating our ongoing performance.”

Net Interest Income up Compared to Second Quarter 2016

Net interest income of $24.6 million in the second quarter of 2017 was up from $19.4 million in the second quarter of 2016. The increase was mostly attributable to a full quarter of operations from the CSB merger, but also included recovered interest and prepayment penalties totaling $307,000 compared to $119,000 in the second quarter last year. Net interest margin was 3.89% for the second quarter of 2017, up from 3.81% in the first quarter of 2017, and up from 3.71% in the second quarter of 2016. Yield on interest earning assets increased by 23 basis points, to 4.33% in the second quarter of 2017 from 4.10% in the second quarter of 2016. The cost of interest-bearing liabilities increased by 7 basis points in the second quarter of 2017 to 0.58% from 0.51% in the second quarter of 2016.

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“Strong growth in our net interest income was driven by the successful Commercial Bancshares merger, our solid organic growth over the last year and our steady net interest margin,” said Hileman. “The combination of these factors generated net interest income growth of $5.2 million or 27.0% over the second quarter last year.”

Non-Interest Income up from Second Quarter 2016

First Defiance’s non-interest income for the second quarter of 2017 was $10.1 million compared with $8.6 million in the second quarter of 2016. The increase in total non-interest income was largely due to the inclusion of operations from the CSB and Corporate One mergers completed in 2017. In addition, the second quarter of 2017 included gains of $267,000 from the sale of securities compared to gains of $227,000 in the second quarter of 2016.

Mortgage banking income was $1.8 million in the second quarter of 2017, even with $1.8 million in the second quarter of 2016. Mortgage originations totaled $64.2 million in the second quarter of 2017, up seasonally from the first quarter of 2017 but down from $76.0 million in the same quarter last year. Gains from the sale of mortgage loans decreased in the second quarter of 2017 to $1.3 million from $1.4 million in the second quarter of 2016. Mortgage loan servicing revenue was $924,000 in the second quarter of 2017, up slightly from $876,000 in the second quarter of 2016. First Defiance had a positive change in the valuation adjustment in mortgage servicing assets of $16,000 in the second quarter of 2017 compared with a negative adjustment of $104,000 in the second quarter of 2016. In addition, gains on the sale of non-mortgages, which include SBA and FSA loans, totaled $90,000 in the second quarter 2017 compared to $411,000 in the second quarter 2016.

For the second quarter of 2017, commissions from the sale of insurance products were $3.3 million, up from $2.5 million in the second quarter of 2016 primarily due to added commissions from the Corporate One merger. Service fees and other charges were $3.2 million in the second quarter of 2017, up from $2.8 million in the second quarter of 2016. Trust income was $464,000 in the second quarter of 2017, up 13.4% from $409,000 in the second quarter of 2016. Other non-interest income was $612,000 in the second quarter of 2017, up from $231,000 in the second quarter of 2016 mainly due to gains from the sale of real estate owned and sales of investments.

“Non-interest income growth this quarter reflects our expanding operations and the contributions from our recent mergers. Insurance commissions and bank service fees had strong gains compared to the second quarter last year, more than offsetting the decline in the gain on sale of non-mortgage loans,” continued Hileman. “Overall total non-interest income, excluding securities gains, increased 18.3% over this same period in the prior year.”

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Non-Interest Expenses up from Second Quarter 2016

Total non-interest expense was $20.6 million in the second quarter of 2017, an increase from $17.3 million in the second quarter of 2016. The increase in non-interest expenses was mostly due to the additional expenses for the operations of CSB and Corporate One mergers completed in 2017. Compensation and benefits increased to $11.5 million in the second quarter of 2017, compared to $9.8 million in the second quarter of 2016. Both occupancy expense and data processing equaled $2.0 million, up from $1.8 million and $1.6 million, respectively, in the second quarter of 2016. Other non-interest expense of $4.0 million in the second quarter of 2017 was up from $3.2 million in the second quarter of 2016, which included $299,000 of merger related transaction costs recorded in the second quarter of 2017.

Credit Quality

Non-performing loans totaled $30.4 million at June 30, 2017, an increase from $16.4 million at June 30, 2016. The increase was mainly attributable to two loan relationships totaling $13.6 million that were downgraded in the second quarter. In addition, First Defiance had $672,000 of real estate owned at June 30, 2017, compared to $1.1 million at June 30, 2016. Accruing troubled debt restructured loans were $10.5 million at June 30, 2017, compared with $9.6 million at June 30, 2016.

As a result of the loan downgrades, the second quarter 2017 results include net charge-offs of $2.0 million and a provision for loan losses of $2.1 million compared with net recoveries $227,000 and a provision of $53,000 for the same period in 2016.

The allowance for loan loss as a percentage of total loans was 1.15% at June 30, 2017, compared with 1.15% at March 31, 2017 and 1.39% at June 30, 2016. The decrease in the allowance for loan loss as a percentage of total loans was primarily attributable to the CSB acquisition. The CSB loans acquired were recorded at fair value with purchase accounting adjustments discounting the loan balance instead of an allowance for loan losses. For the CSB loans acquired, the discount recorded totaled $5.0 million, or 1.7% of acquired CSB loans at June 30, 2017.

“We were very disappointed in the loan downgrades and the rise in non-performing loan totals this quarter,” said Hileman. “After closely reviewing these situations, we remain confident in our lending and credit management practices. We believe that our overall asset quality is sound and that we will regain our improved position in the quarters ahead.”

Year-To-Date Results

For the six-month period ended June 30, 2017, net income totaled $13.5 million, or $1.37 per diluted common share, compared to $14.4 million, or $1.59 per diluted common share for the six months ended June 30, 2016. The first six months of 2017 includes the results from the operations of the CSB acquisition completed on February 24, 2017 and Corporate One acquired on April 1, 2017. In addition, the first six months of 2017 includes merger and conversion expenses related to the acquisitions of $3.9 million, which had an after tax impact of $2.8 million, or $0.28 per diluted share.

Net interest income was $46.3 million for the first six months of 2017 compared with $38.6 million in the first six months of 2016. Average interest-earning assets increased to $2.47 billion in the first six months of 2017 compared to $2.13 billion in the first six months of 2016. Net interest margin for the first six months of 2017 was 3.86%, up 11 basis points from the 3.75% margin reported in the six month period ended June 30, 2016.

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The provision for loan losses in the first six months of 2017 was $2.2 million compared to $417,000 recorded during the first six months of 2016.

Non-interest income for the first six months of 2017 was $20.7 million compared to $17.2 million during the same period of 2016. The first six months of 2017 includes the operating results from the CSB and Corporate One mergers completed in 2017 and a $1.5 million enhancement value gain related to the purchase of bank owned life insurance in the first quarter of 2017.

Service fees and other charges were $5.9 million for the first six months of 2017, up from $5.4 million during the same period of 2016. Mortgage banking income was $3.6 million for the first six months of 2017 compared with $3.3 million during the same period of 2016. Insurance commissions rose to $6.8 million for the first six months of 2017 compared with $5.6 million for the same period of 2016. Non-interest income for the first six months of 2017 included $267,000 of gains from the sale of securities compared with securities gains of $358,000 during the same period of 2016.

Non-interest expense was $43.8 million for the first six months of 2017, up from $34.6 million for the same period of 2016. Compensation and benefits expense was $25.8 million for the first six months of 2017 compared with $20.0 million during the same period of 2016. Expenses also included increases in occupancy of $178,000, data processing of $857,000, amortization of intangibles of $263,000 and other expenses of $1.9 million.

Total Assets at $2.9 Billion

Total assets at June 30, 2017, were $2.89 billion compared to $2.48 billion at December 31, 2016, and $2.41 billion at June 30, 2016. The increase reflected at June 30, 2017 is primarily due to the acquisition of CSB effective February 24, 2017, which added $368.3 million to total assets, net of $12.3 million paid in cash, at consummation.

Net loans receivable (excluding loans held for sale) were $2.23 billion at June 30, 2017, compared to $1.91 billion at December 31, 2016, and $1.86 billion at June 30, 2016. The acquisition of CSB added $285.4 million to the loan portfolio. At June 30, 2017, excluding the CSB acquired loans, net loans receivable grew $107.3 million, or 5.8% from a year ago.

Also, at June 30, 2017, goodwill and other intangible assets totaled $104.5 million compared to $63.1 million at December 31, 2016, and $63.4 million at June 30, 2016. The increase in 2017 was attributable to the acquisitions of CSB and Corporate One which together added $41.9 to goodwill and intangibles.

Total deposits at June 30, 2017, were $2.33 billion compared with $1.98 billion at December 31, 2016, and $1.92 billion at June 30, 2016. The acquisition of CSB added $308.0 million to total deposits. At June 30, 2017, excluding the CSB acquired deposits, total deposits grew $98.4 million, or 5.1% from a year ago.

Total stockholders’ equity was $361.4 million at June 30, 2017, compared to $293.0 million at December 31, 2016, and $286.6 million at June 30, 2016. The acquisition of CSB in 2017 added $56.5 million to total equity.

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Dividend to be Paid August 25

The Board of Directors declared a quarterly cash dividend of $0.25 per common share payable August 25, 2017, to shareholders of record at the close of business on August 18, 2017. The dividend represents an annual dividend of 1.90 percent based on the First Defiance common stock closing price on July 14, 2017. First Defiance has approximately 10,148,821 common shares outstanding.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. ET on Tuesday, July 18, 2017, to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at http://services.choruscall.com/links/fdef170718.html.

The replay of the conference call Webcast will be available at www.fdef.com until July 18, 2018, at 9:00 a.m. ET.

First Defiance Financial Corp.

First Defiance Financial Corp. (NASDAQ:FDEF), headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest, First Insurance Group and Corporate One Benefits. First Federal Bank operates 42 full-service branches and numerous ATM locations in northwest and central Ohio, southeast Michigan and northeast Indiana. First Insurance Group, including its division Corporate One Benefits, is a full-service insurance agency with ten offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2016. One or more of these factors have affected or could in the future affect First Defiance's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements.

As required by U.S. GAAP, First Defiance will evaluate the impact of subsequent events through the issuance date of its June 30, 2017 consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC. Accordingly, subsequent events could occur that may cause First Defiance to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

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Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	June 30,	December 31,
(in thousands)	2017	2016

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$51,941	$53,003
Interest-bearing deposits	60,000	46,000
	111,941	99,003
Securities
Available-for sale, carried at fair value	257,575	250,992
Held-to-maturity, carried at amortized cost	733	184
	258,308	251,176

Loans	2,254,435	1,940,487
Allowance for loan losses	(25,915)	(25,884)
Loans, net	2,228,520	1,914,603
Loans held for sale	7,939	9,607
Mortgage servicing rights	9,680	9,595
Accrued interest receivable	8,376	6,760
Federal Home Loan Bank stock	15,992	13,798
Bank Owned Life Insurance	65,390	52,817
Office properties and equipment	42,588	36,958
Real estate and other assets held for sale	672	455
Goodwill	98,065	61,798
Core deposit and other intangibles	6,425	1,336
Deferred Taxes	-	2,212
Other assets	36,045	17,479
Total Assets	$2,889,941	$2,477,597

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$520,778	$487,663
Interest-bearing deposits	1,805,924	1,493,965
Total deposits	2,326,702	1,981,628
Advances from Federal Home Loan Bank	104,830	103,943
Notes payable and other interest-bearing liabilities	30,606	31,816
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	2,305	2,650
Deferred taxes	21	-
Other liabilities	27,964	28,459
Total Liabilities	2,528,511	2,184,579
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Additional paid-in-capital	160,404	126,390
Accumulated other comprehensive income	2,745	215
Retained earnings	249,196	240,592
Treasury stock, at cost	(51,042)	(74,306)
Total stockholders’ equity	361,430	293,018
Total Liabilities and Stockholders’ Equity	$2,889,941	$2,477,597

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Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2017	2016	2017	2016
Interest Income:
Loans	$25,318	$19,666	$47,288	$38,978
Investment securities	1,752	1,543	3,507	3,173
Interest-bearing deposits	201	134	346	183
FHLB stock dividends	187	137	353	276
Total interest income	27,458	21,480	51,494	42,610
Interest Expense:
Deposits	2,170	1,545	3,966	2,978
FHLB advances and other	414	321	780	618
Subordinated debentures	229	182	443	357
Notes Payable	13	36	28	73
Total interest expense	2,826	2,084	5,217	4,026
Net interest income	24,632	19,396	46,277	38,584
Provision for loan losses	2,118	53	2,172	417
Net interest income after provision for loan losses	22,514	19,343	44,105	38,167
Non-interest Income:
Service fees and other charges	3,161	2,799	5,920	5,443
Mortgage banking income	1,830	1,764	3,568	3,303
Gain on sale of non-mortgage loans	90	411	90	456
Gain on sale of securities	267	227	267	358
Insurance commissions	3,294	2,504	6,752	5,640
Trust income	464	409	914	836
Income from Bank Owned Life Insurance	422	230	2,245	461
Other non-interest income	612	231	933	714
Total Non-interest Income	10,140	8,575	20,689	17,211
Non-interest Expense:
Compensation and benefits	11,473	9,770	25,808	19,955
Occupancy	1,954	1,828	3,791	3,613
FDIC insurance premium	353	329	643	656
Financial institutions tax	535	447	1,014	893
Data processing	2,019	1,641	3,958	3,101
Amortization of intangibles	334	147	567	304
Other non-interest expense	3,962	3,185	7,991	6,099
Total Non-interest Expense	20,630	17,347	43,772	34,621
Income before income taxes	12,024	10,571	21,022	20,757
Income taxes	3,677	3,307	7,534	6,324
Net Income	$8,347	$7,264	$13,488	$14,433

Earnings per common share:
Basic	$0.82	$0.81	$1.38	$1.61
Diluted	$0.82	$0.80	$1.37	$1.59

Average Shares Outstanding:
Basic	10,147	8,968	9,793	8,981
Diluted	10,204	9,036	9,849	9,050

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Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(dollars in thousands, except per share data)	2017	2016	% change	2017	2016	% change
Summary of Operations

Tax-equivalent interest income (1)	$27,944	$21,940	27.4%	$52,450	$43,545	20.5%
Interest expense	2,826	2,084	35.6	5,217	4,026	29.6
Tax-equivalent net interest income (1)	25,118	19,856	26.5	47,233	39,519	19.5
Provision for loan losses	2,118	53	NM	2,172	417	NM
Tax-equivalent NII after provision for loan loss (1)	23,000	19,803	16.1	45,061	39,102	15.2
Investment Securities gains	267	227	NM	267	358	NM
Non-interest income (excluding securities gains/losses)	9,873	8,348	18.3	20,422	16,853	21.2
Non-interest expense	20,630	17,347	18.9	43,772	34,621	26.4
Income taxes	3,677	3,307	11.2	7,534	6,324	19.1
Net Income	8,347	7,264	14.9	13,488	14,433	(6.5)
Tax equivalent adjustment (1)	486	460	5.7	956	935	2.2
At Period End
Assets	2,889,941	2,409,599	19.9
Earning assets	2,596,674	2,200,517	18.0
Loans	2,254,435	1,861,403	21.1
Allowance for loan losses	25,915	25,948	(0.1)
Deposits	2,326,702	1,920,270	21.2
Stockholders’ equity	361,430	286,616	26.1
Average Balances
Assets	2,908,483	2,391,064	21.6	2,765,443	2,352,634	17.5
Earning assets	2,591,397	2,162,574	19.8	2,473,471	2,125,573	16.4
Loans	2,238,061	1,828,984	22.4	2,132,064	1,812,592	17.6
Deposits and interest-bearing liabilities	2,516,024	2,079,442	21.0	2,395,874	2,042,429	17.3
Deposits	2,346,336	1,903,139	23.3	2,227,986	1,869,242	19.2
Stockholders’ equity	357,523	282,573	26.5	335,983	280,812	19.6
Stockholders’ equity / assets	12.29%	11.82%	4.0	12.15%	11.94%	1.8
Per Common Share Data
Net Income
Basic	$0.82	$0.81	1.2	$1.38	$1.61	(14.3)
Diluted	0.82	0.80	2.5	1.37	1.59	(13.8)
Dividends	0.25	0.22	13.6	0.50	0.44	13.6
Market Value:
High	$56.90	$41.21	38.1	$56.90	$41.21	38.1
Low	48.78	37.53	30.0	46.27	34.80	33.0
Close	52.68	38.85	35.6	52.68	38.85	35.6
Common Book Value	35.61	31.95	11.5	35.61	31.95	11.5
Tangible Common Book Value (1)	25.32	24.89	1.7	25.32	24.89	1.7
Shares outstanding, end of period (000)	10,149	8,971	13.1	10,149	8,971	13.1
Performance Ratios (annualized)
Tax-equivalent net interest margin (2)	3.89%	3.71%	5.0	3.86%	3.75%	2.7
Return on average assets	1.15%	1.22%	(5.8)	0.98%	1.23%	(20.3)
Return on average equity	9.36%	10.34%	(9.4)	8.10%	10.34%	(21.7)
Efficiency ratio (3)	58.96%	61.51%	(4.1)	64.70%	61.42%	5.3
Effective tax rate	30.58%	31.28%	(2.2)	35.84%	30.47%	17.6
Dividend payout ratio (basic)	30.49%	27.16%	12.3	36.23%	27.33%	32.6

(1)	Tangible common book value = total stockholders' equity less the sum of goodwill, core deposit and other intangibles, and preferred stock divided by shares outstanding at the end of the period.
(2)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.
NM	Percentage change not meaningful

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Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in thousands)	2017	2016	2017	2016

Gain from sale of mortgage loans	$1,293	$1,426	$2,377	$2,420
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	924	876	1,858	1,753
Amortization of mortgage servicing rights	(403)	(434)	(715)	(745)
Mortgage servicing rights valuation adjustments	16	(104)	48	(125)
	537	338	1,191	883
Total revenue from sale and servicing of mortgage loans	$1,830	$1,764	$3,568	$3,303

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Yield Analysis

First Defiance Financial Corp.

	Three Months Ended June 30,
	(dollars in thousands)
	2017				2016
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate(2)		Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$2,238,061	$25,368	4.55%		$1,828,984	$19,716	4.34%
Securities	259,619	2,188	3.42	%(3)	224,494	1,953	3.62	%(3)
Interest Bearing Deposits	77,725	201	1.04%		95,296	134	0.57%
FHLB stock	15,992	187	4.69%		13,800	137	3.99%
Total interest-earning assets	2,591,397	27,944	4.33%		2,162,574	21,940	4.10%
Non-interest-earning assets	317,086				228,490
Total assets	$2,908,483				$2,391,064
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,785,895	$2,170	0.49%		$1,463,086	$1,545	0.42%
FHLB advances and other	104,923	414	1.58%		84,506	321	1.53%
Subordinated debentures	36,156	229	2.54%		36,141	182	2.03%
Notes payable	28,609	13	0.18%		55,656	36	0.26%
Total interest-bearing liabilities	1,955,583	2,826	0.58%		1,639,389	2,084	0.51%
Non-interest bearing deposits	560,441	-	-		440,053	-	-
Total including non-interest-bearing demand deposits	2,516,024	2,826	0.45%		2,079,442	2,084	0.40%
Other non-interest-bearing liabilities	34,936				29,049
Total liabilities	2,550,960				2,108,491
Stockholders' equity	357,523				282,573
Total liabilities and stockholders' equity	$2,908,483				$2,391,064
Net interest income; interest rate spread		$25,118	3.75%			$19,856	3.59%
Net interest margin (4)			3.89%				3.71%
Average interest-earning assets to average interest bearing liabilities			133%				132%

	Six Months Ended June 30,
	2017				2016
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate		Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$2,132,064	$47,390	4.48%		$1,812,592	$39,079	4.34%
Securities	257,230	4,361	3.46	%(3)	229,154	4,007	3.64	%(3)
Interest Bearing Deposits	68,904	346	1.01%		70,026	183	0.53%
FHLB stock	15,273	353	4.66%		13,801	276	4.02%
Total interest-earning assets	2,473,471	52,450	4.28%		2,125,573	43,545	4.13%
Non-interest-earning assets	291,972				227,061
Total assets	$2,765,443				$2,352,634
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,706,318	$3,966	0.47%		$1,441,783	$2,978	0.42%
FHLB advances and other	104,600	780	1.50%		81,598	618	1.52%
Subordinated debentures	36,153	443	2.46%		36,140	357	2.00%
Notes payable	27,135	28	0.21%		55,449	73	0.27%
Total interest-bearing liabilities	1,874,206	5,217	0.56%		1,614,970	4,026	0.50%
Non-interest bearing deposits	521,668	-	-		427,459	-	-
Total including non-interest-bearing demand deposits	2,395,874	5,217	0.44%		2,042,429	4,026	0.40%
Other non-interest-bearing liabilities	33,586				29,393
Total liabilities	2,429,460				2,071,822
Stockholders' equity	335,983				280,812
Total liabilities and stockholders' equity	$2,765,443				$2,352,634
Net interest income; interest rate spread		$47,233	3.72%			$39,519	3.63%
Net interest margin (4)			3.86%				3.75%
Average interest-earning assets to average interest bearing liabilities			132%				132%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.
(4)	Net interest margin is net interest income divided by average interest-earning assets.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2017	1st Qtr 2017	4th Qtr 2016	3rd Qtr 2016	2nd Qtr 2016
Summary of Operations
Tax-equivalent interest income (1)	$27,944	$24,505	$23,219	$22,449	$21,940
Interest expense	2,826	2,391	2,231	2,183	2,084
Tax-equivalent net interest income (1)	25,118	22,114	20,988	20,266	19,856
Provision for loan losses	2,118	55	(149)	15	53
Tax-equivalent NII after provision for loan losses (1)	23,000	22,059	21,137	20,251	19,803
Investment securities gains, net of impairment	267	-	-	151	227
Non-interest income (excluding securities gains/losses)	9,873	10,549	8,293	8,375	8,348
Non-interest expense	20,630	23,142	18,180	18,292	17,347
Income taxes	3,677	3,857	3,436	2,994	3,307
Net income	8,347	5,140	7,365	7,045	7,264
Tax equivalent adjustment (1)	486	469	449	446	460
At Period End
Total assets	$2,889,941	$2,928,697	$2,477,151	$2,450,040	$2,409,599
Earning assets	2,596,674	2,639,325	2,261,068	2,240,747	2,200,517
Loans	2,254,435	2,238,006	1,940,487	1,925,694	1,861,403
Allowance for loan losses	25,915	25,749	25,884	25,923	25,948
Deposits	2,326,702	2,373,789	1,981,628	1,927,686	1,920,270
Stockholders’ equity	361,430	354,191	293,018	292,138	286,616
Stockholders’ equity / assets	12.51%	12.09%	11.83%	11.92%	11.89%
Goodwill	98,065	90,768	61,798	61,798	61,798
Average Balances
Total assets	$2,908,483	$2,622,402	$2,458,952	$2,425,535	$2,391,064
Earning assets	2,591,397	2,355,544	2,226,868	2,194,170	2,162,574
Loans	2,238,061	2,026,067	1,908,731	1,879,760	1,828,984
Deposits and interest-bearing liabilities	2,516,024	2,275,724	2,133,868	2,103,054	2,079,442
Deposits	2,346,336	2,109,637	1,954,631	1,929,368	1,903,139
Stockholders’ equity	357,523	314,442	292,301	288,609	282,573
Stockholders’ equity / assets	12.29%	11.99%	11.89%	11.90%	11.82%
Per Common Share Data
Net Income:
Basic	$0.82	$0.54	$0.82	$0.78	$0.81
Diluted	0.82	0.54	0.81	0.78	0.80
Dividends	0.25	0.25	0.22	0.22	0.22
Market Value:
High	$56.90	$51.15	$52.31	$46.83	$41.21
Low	48.78	46.27	36.91	35.90	37.53
Close	52.68	49.51	50.74	44.64	38.85
Common Book Value	35.61	34.92	32.62	32.53	31.95
Shares outstanding, end of period (in thousands)	10,149	10,143	8,983	8,980	8,971
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.89%	3.81%	3.76%	3.69%	3.71%
Return on average assets	1.15%	0.79%	1.19%	1.16%	1.22%
Return on average equity	9.36%	6.63%	10.02%	9.71%	10.34%
Efficiency ratio (2)	58.96%	70.85%	62.09%	63.87%	61.51%
Effective tax rate	30.58%	42.87%	31.81%	29.82%	31.28%
Common dividend payout ratio (basic)	30.49%	46.30%	26.83%	28.21%	27.16%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

11

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	2nd Qtr 2017	1st Qtr 2017	4th Qtr 2016	3rd Qtr 2016	2nd Qtr 2016
Loan Portfolio Composition
One to four family residential real estate	$276,578	$276,931	$207,550	$209,097	$206,861
Construction	234,688	199,724	182,886	177,075	161,282
Commercial real estate	1,182,087	1,193,906	1,040,562	1,043,820	1,001,315
Commercial	515,004	504,366	469,055	456,099	428,599
Consumer finance	28,860	27,696	16,680	17,251	16,690
Home equity and improvement	130,429	132,965	118,429	118,165	116,685
Total loans	2,367,646	2,335,588	2,035,162	2,021,507	1,931,432
Less:
Undisbursed loan funds	112,000	95,460	93,355	94,552	68,850
Deferred loan origination fees	1,211	1,264	1,320	1,261	1,179
Allowance for loan loss	25,915	25,749	25,884	25,923	25,948
Net Loans	$2,228,520	$2,213,115	$1,914,603	$1,899,771	$1,835,455

Allowance for loan loss activity
Beginning allowance	$25,749	$25,884	$25,923	$25,948	$25,668
Provision for loan losses	2,118	55	(149)	15	53
Credit loss charge-offs:
One to four family residential real estate	-	49	147	111	37
Commercial real estate	110	290	0	79	0
Commercial	2,027	-	234	26	18
Consumer finance	21	71	53	24	18
Home equity and improvement	100	54	98	74	66
Total charge-offs	2,258	464	532	314	139
Total recoveries	306	274	642	274	366
Net charge-offs (recoveries)	1,952	190	(110)	40	(227)
Ending allowance	$25,915	$25,749	$25,884	$25,923	$25,948

Credit Quality
Total non-performing loans (1)	$30,359	$15,057	$14,348	$18,198	$16,423
Real estate owned (REO)	672	705	455	704	1,079
Total non-performing assets (2)	$31,031	$15,762	$14,803	$18,902	$17,502
Net charge-offs (recoveries)	1,952	190	(110)	40	(227)

Restructured loans, accruing (3)	10,521	9,814	10,544	9,113	9,648

Allowance for loan losses / loans	1.15%	1.15%	1.33%	1.35%	1.39%
Allowance for loan losses / non-performing assets	83.51%	163.36%	174.86%	137.14%	148.26%
Allowance for loan losses / non-performing loans	85.36%	171.01%	180.40%	142.45%	158.00%
Non-performing assets / loans plus REO	1.38%	0.70%	0.76%	0.98%	0.94%
Non-performing assets / total assets	1.07%	0.54%	0.60%	0.77%	0.73%
Net charge-offs / average loans (annualized)	0.35%	0.04%	-0.02%	0.01%	-0.05%

Deposit Balances
Non-interest-bearing demand deposits	$520,778	$579,943	$487,663	$443,321	$442,811
Interest-bearing demand deposits and money market	967,834	973,459	816,665	810,393	805,550
Savings deposits	288,643	288,498	243,369	241,016	240,316
Retail time deposits less than $250,000	499,298	490,953	400,080	399,749	399,494
Retail time deposits greater than $250,000	50,149	40,936	33,851	33,207	32,099
Total deposits	$2,326,702	$2,373,789	$1,981,628	$1,927,686	$1,920,270

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

12

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

June 30, 2017
One to four family residential real estate	$276,578	$270,729	$2,710	$3,139
Construction	234,688	234,445	-	243
Commercial real estate	1,182,087	1,161,810	1,370	18,907
Commercial	515,004	506,996	545	7,463
Consumer finance	28,860	28,594	215	51
Home equity and improvement	130,429	128,668	1,205	556
Total loans	$2,367,646	$2,331,242	$6,045	$30,359

December 31, 2016
One to four family residential real estate	$207,550	$203,624	$998	$2,928
Construction	182,886	182,886	-	-
Commercial real estate	1,040,562	1,030,833	137	9,592
Commercial	469,055	468,038	10	1,007
Consumer finance	16,680	16,438	151	91
Home equity and improvement	118,429	116,439	1,260	730
Total loans	$2,035,162	$2,018,258	$2,556	$14,348

June 30, 2016
One to four family residential real estate	$206,861	$203,534	$619	$2,708
Construction	161,282	161,282	-	-
Commercial real estate	1,001,315	988,342	2,174	10,799
Commercial	428,599	424,107	2,269	2,223
Consumer finance	16,690	16,629	45	16
Home equity and improvement	116,685	115,376	632	677
Total loans	$1,931,432	$1,909,270	$5,739	$16,423

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